EXHIBIT 10.6

                                                  LEASE AGREEMENT

         This Lease Agreement (the "Lease") is made and entered into as of the 1st day of September, 1994, by and between Community Capital Corporation ("Lessor") and Greenwood Bank & Trust ("Lessee").

                                               W I T N E S S E T H:

         In consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

         1. Leased Premises. Subject to and upon the terms, provision and conditions hereinafter set forth, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby accept the lease of the certain property and premises (the "Leased Premises") described in Exhibit A attached hereto and made a part hereof.

         2.           Lease Term.

                      (a) Initial Term. Unless sooner terminated pursuant to the provision hereof, the term of the Lease shall commence on the opening date as an operating branch of the Greenwood Bank & Trust in the town of Ninety Six, South Carolina (the "occupancy Date.) and ending at midnight, Greenwood, South Carolina time, on the date which is five (5) full years from the first day of the calendar month next succeeding the Occupancy Date (the "Initial Term").

                      (b) Option Periods. In addition to the Initial Term, Lessee shall have two (2) successive options to renew the term of this Lease for a per cd of five year each (respectively the "First Option Period. and the "Second Option Period") at a rental amount for said option periods specified in paragraph 3 below, such options being exercisable by written notice to Lessor not less than 90 days prior to the end of the then existing term.

         3. Rental. During the full term of this Lease, Lessee shall pay to Lessor, without notice, demand, reduction, set-off or any defense, a total rental (the "Annual Rental") consisting of the applicable amounts set forth below for each of the respective terms of this Lease. The Annual Rental shall be payable in equal monthly installments in advance on or before the first day of each month in the amounts set forth below for each of the respective teems of this Lease.

         Term                       Annual Rental            Monthly Installment

Initial Term                          $35,400.00                 $2,950.00
First Option Period                   $35,400.00                 $2,950.00
Second Option Period                  $35,400.00                 $2,950.00

         If the Occupancy Date is a date other than the first day of a calendar month, the initial rental installment during the Initial Term shall be prorated daily from such date to the first day of the next calendar month and paid on the Occupancy Date.


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         4. Taxes and  Assessments.  Lessor shall pay and  discharge  during the term of this Lease, commencing with the Initial Term, all real estate taxes and assessments imposed upon the Leased Premises. The Lessor is responsible for the real estate taxes resulting from the Land Lease with the third party All insurance premiums are to be paid by Lessee for "all risk" buyer an extended coverage insurance and general liability insurance pertaining to the Leased Premises. Insurance provided by the Lessee may be approved by Lessor.

         5. Utilities. Lessee shall be solely responsible for and promptly pay all charges for heat, water, gas, electricity, and any other utilities use or consumed on the leased premises and any and all tap-in or connection charges in connection therewith. Lessor shall not be liable to Lessee for interference with or interruption of any utility service, nor shall any curtailment or interruption constitute a constructive eviction or grounds for a rental abatement in whole or in part hereunder.

         6. Maintenance and Repair. Lessor shall, at Lessor's sole cost and expense, during the Initial Term and any Option Period of this Lease, keep and maintain in good order, condition and repair all improvements now comprising the Leased Premises or at any time hereafter situated upon the Leased Premises and every part thereof, including without limitation, all plumbing, sewage, fixtures, interior walls, floors, ceilings, sides, windows, doors, glass, electrical facilities and equipment, lighting fixtures, appliances and any other mechanical systems. Lessor shall also furnish termite protection for all existing structures or any replacements thereof. Lessor shall be obligated to repair or replace any part of any improvements now or at any time situated upon the Leased Premises.

         7. Liability Insurance. Lessee shall, at its expense, maintain during the term hereof, comprehensive public liability insurance, including contractual liability, and property damage insurance under policies issued by insurers of recognized responsibility, for personal injury, bodily injury, death or for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence, all in amounts and with sues. coverage as shall reasonably be requested by Lessor. Lessee's policy shall name Lessor, its agents and employees as additional insured. Lessee shall furnish, at Lessor's request, a certificate evidencing such coverage.

         8. Mutual Indemnification. Lessee shall indemnify and hold Lessor Harmless against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises, due to any negligent act or failure to act or intentionally wrongful act by Lessee, its agents, employees or invitees. Lessor shall indemnify and hold Lessee harmless against claims and liability for injuries to all person and for damage to or loss of property occurring in or about the Leased Premises, due to any negligent act or failure to act or intentionally wrongful act by Lessor, its agents, employees or invitees. Nothing in this paragraph shall require a party to indemnify the other party against such other party's own willful or negligent actions.

         9. Subleasing and Assignment. Lessee shall have no right to assign this Lease or sublet any part of the Lease Premises without the prior written consent of the Lessor.


         10.   Execution  of  Other   Instruments.   Lessor  agrees  to  execute
acknowledge, and deliver to Lessee other instruments respecting the Lease Premises, such as a Memorandum of

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Lease in recordable  form,  and such other  instruments as Lessee may reasonably request from time to time.

         11. Termination Due to Casualty. If the Leased Premises are destroyed or substantially damaged by casualty or by the negligence of Lessor or of Lessor's employees, agents, contractors, or licensees, Lessee may upon fifteen
(15) days' written notice to Lessor elect to terminate this Lease an all rights and obligations hereunder.

         12. Land Leased for Use by These Premises. The Lessor has entered int: a Land Lease with a third party and the Premises covered by this lease agreement will be placed upon the land leased from the third party. The Lessee will be responsible for the Land Lease payments and will make the payments directly to the third party on a monthly basis as described in the Land Lease. In the event this agreement is terminated for any reason, the Land Lease payments will be reverted to the responsibility of the Lessor.

         13. Entire Agreement. This Lease constitutes the entire agreement between the parties. It may not be modified or terminated except as provided herein or by other written agreement between the parties.

         IN  WITNESS  WHEREOF,   the  parties  hereto  bind  themselves  to  the
provisions of this Lease as of the day and year first above written.

                                      LESSOR:

                                      COMMUNITY CAPITAL CORPORATION

                                      By: /s/ W.G. STEVENS
                                          Its:  President & CEO

                                      LESSEE:

                                      GREENWOOD BANK & TRUST

                                      By: /s/ JAMES H. STARK
                                          Its:   Senior Vice President & Cashier



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                                                     EXHIBIT A

         The Premises consist of a modular bank building with two drive through lanes and a drive through window. Included in this Lease Agreement is t equipment required to operate this facility as a branch bank of Greenwood Bank & Trust in Ninety Six, South Carolina.

         Included are:

         1. Modular steel building containing approximately 715 square feet renovated to plans prepared by Jim Steverson Davis & Floyd architectural firm.

         2. Two Diebold remote drive through lanes with overhead vacuum tubes and one drive through window with deal drawer.

         3. Built in Diebold combination night depository and teller storage vault.

         4.           Required   desks,   chairs,   credenzas,   teller  stools,
                      typewriters adding machines, teller counters and other normal office equipment.

         5.           NCR Automated Teller Machine.

         6. Unisys teller machines (3) for online operation with mainframe computer.

         7.           Unisys  CSR  stations  (2)  for  online   operation   with
                      mainframe computer.

         8.           Built in Alarm system.

         9.           Surveillance Equipment.

         10.          Teller Under Counter Equipment.

         11.          All exterior parking lots, lighting and landscaping.

         12.          All signs for exterior of building and road.





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